Exhibit 99.1

         Education Sales Fuel Third-Quarter Growth at Courier

       New Presses Run at Capacity to Drive Sales, Income Gains

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--July 18, 2007--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced results for the quarter ended June 30, 2007, the third quarter of its 2007 fiscal year. Sales grew in both of Courier's business segments, enabling the company to post record third-quarter revenues of $73.4 million, up 4% from last year's third-quarter sales of $70.4 million. Key contributors to the increase were strong education sales and the inclusion of full quarterly results from Creative Homeowner, acquired by Courier partway through last year's third quarter. Net income for the quarter was $6.7 million, up 10% from prior-year results of $6.1 million. Net income per diluted share was $.53, up 10% from $.48 in the third quarter of fiscal 2006.

    For the first nine months of fiscal 2007, Courier sales were $214.1 million, up 15% from $185.6 million in 2006. Net income through nine months was $16.3 million, up 9% from $14.9 million from a year ago. Net income per diluted share for the period was $1.29, up 8% from $1.19 in fiscal 2006.

    Book manufacturing sales increased modestly in the quarter, with robust growth in the education and specialty trade markets partly offset by a slow quarter in religious sales. Third-quarter sales in Courier's specialty book publishing segment rose 18%, in part due to the inclusion of full-quarter results at Creative Homeowner.

    "Once again, our balanced portfolio and disciplined approach served us well across a variety of market conditions," said Courier Chairman and Chief Executive Officer James F. Conway III. "In book manufacturing, our sizable investment in four-color capacity for the education market continued to pay dividends, with our new presses running at capacity for much of the quarter and Moore Langen performing superbly to meet rising demand from textbook publishers, offsetting a shortfall in religious sales. In publishing, we faced a challenging environment for booksellers as well as continued softness in the home improvement market served by Creative Homeowner. At the same time, a strong market for test-preparation materials enabled REA to post an 18% sales increase in the quarter. All told, both sides of our business were able to offset weakness in specific markets by taking advantage of strength in others, resulting in a 10% profit improvement across the company."

    Book manufacturing gains from record sales in education

    Courier's book manufacturing segment reported third-quarter sales of $58.5 million, up slightly from last year's third quarter. Pretax income for the segment was up 16% in the quarter to $10.1 million, from $8.7 million in fiscal 2006. Gross profit in the segment rose 11% to $17.2 million, increasing as a percentage of sales to 29.5% from 27.0% a year earlier, primarily due to productivity gains, high capacity utilization and the efficiency of Courier's four-color MAN Roland presses. For the year to date, book manufacturing sales were $168.9 million, up 9% from fiscal 2006. Year-to-date pretax income in the segment was $23.9 million, up 13% from $21.2 million in 2006.

    The book manufacturing segment focuses on three publishing markets: education, religion, and specialty trade. Sales to the education market rose 23% in the quarter, driven by increasing demand for four-color textbooks. For the first nine months of the fiscal year, education sales were up 18%. Sales to the religious market were down 27% in the third quarter following a 22% increase in the second quarter, reflecting timing issues as well as reduced orders from a key customer. For the year to date, religious sales were down 5%. Sales to the specialty trade market were up 26% in the third quarter, and up 22% for the year to date, reflecting a combination of one-time orders, new customer relationships and increases in share with existing customers.

    "Our investments in our Kendallville, Indiana plant and Moore Langen's book cover production capabilities have increasingly established Courier as the four-color service leader for the education market," said Mr. Conway. "Despite a slowdown in scripture sales this past quarter, we continue to expect solid growth in the religious market, where we have been a global leader for 75 years. With this growth in mind, we continue to invest in additional capacity and improved efficiency at our Philadelphia religious printing plant. With the industry's best equipment, best workforce and a customer base second to none, we look forward to sustained growth in all our book manufacturing markets."

    Soft housing sector dampens specialty publishing results

    Courier's specialty publishing segment includes three businesses:
Dover Publications, a publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and (since April
2006) Creative Homeowner, a publisher and distributor of books on home design, home improvement, gardening and crafts.

    Third-quarter sales for the segment were $17.9 million, up 18% from $15.2 million in last year's third quarter. Year-to-date sales were $52.8 million, an increase of 45% over the first nine months of fiscal 2006. Of these totals, Creative Homeowner contributed $6.8 million in the third quarter and $21.0 million through nine months. Last year Creative Homeowner contributed $4.4 million in third-quarter sales, representing the two months following its acquisition by Courier on April 28, 2006. On a comparable 13-week and year-to-date basis, Creative Homeowner sales were down from 2006, reflecting a soft housing sector and reduced traffic at home improvement centers, which constitute the company's largest sales channel. Sales at Dover Publications were comparable to last year's third quarter, with strong sales to smaller retailers offset by uneven ordering from large booksellers. Sales at REA were up 18% on the growing success of its high-stakes test preparation books.

    Third-quarter pretax income for the segment was $0.8 million, down 25% from $1.1 million in fiscal 2006, with a $600,000 pretax loss at Creative Homeowner offsetting a 22% increase in pretax income across Courier's other publishing businesses. Through nine months, pretax income was $3.0 million, down 8% from $3.3 million in 2006 as a result of the loss at Creative Homeowner. Similarly, the segment's gross profit in the third quarter was 40.1% of sales, down from 43.7% a year ago, reflecting the impact of Creative Homeowner results.

    "New Fun Kits, innovative merchandising and strong sell-through helped Dover combat a soft retailing environment, but not enough to maintain the momentum from the previous quarter," said Mr. Conway. "Creative Homeowner had success expanding its crafts line, but faced the headwind of reduced traffic at home improvement centers. On the other hand, REA's quarter was positive from beginning to end. With a strong flow of new products and continued merchandising innovation from all three businesses, I look forward to a busy fall season."

    Outlook

    "Three-quarters of the way through our 2007 fiscal year, we are running ahead of last year and poised for a strong finish," said Mr. Conway. "We are, however, adjusting our guidance to reflect the past quarter's performance. As we look to the close of the year, we are as excited as ever about the opportunities in our key markets and our ability to reach out to new customers and new readers. Our book manufacturing segment continues to win business through quality and service while setting new standards for operating efficiency. Our publishing businesses are delivering attractive, targeted products and traffic-building programs of proven effectiveness.

    "For the fourth quarter of fiscal 2007, we expect sales of $89 million to $93 million, an increase of 7% to 11% over last year's 14-week fourth quarter. And we expect fourth-quarter earnings of $.86 to $.91 per diluted share, an increase of 13% to 20% over last year. As a result, for fiscal 2007 overall, we expect total sales of between $303 million and $307 million, representing sales growth of 13% to 14% over the previous 53-week year. And we expect fiscal 2007 earnings per share of between $2.15 and $2.20, an increase of between 10% and 13% from earnings of $1.95 per diluted share in fiscal 2006, excluding the effect of the reversal of a tax accrual, which added $.30 to fourth-quarter and full-year earnings in 2006.

    "In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) to provide additional insight into the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to measures of financial performance prepared in accordance with GAAP. For the first nine months of fiscal 2007, Courier's EBITDA was $41.3 million, up 21% from the same period in 2006. For the full year of 2007 we expect EBITDA to be between $64 million and $65 million. This would represent an increase of 21% to 23% for the year."

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates such as the housing market, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, success in the execution of acquisitions and the performance and integration of acquired businesses, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, changes in the Company's effective income tax rate, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.



                         COURIER CORPORATION
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
               (In thousands, except per share amounts)

                                  QUARTER ENDED     NINE MONTHS ENDED
                                ------------------ -------------------
                                June 30,  June 24, June 30,  June 24,
                                  2007     2006      2007      2006
                                --------- -------- --------- ---------

Net sales                        $73,411  $70,424  $214,059  $185,635
Cost of sales                     48,986   48,310   145,860   127,115
                                --------- -------- --------- ---------

  Gross profit                    24,425   22,114    68,199    58,520

Selling and administrative
 expenses                         13,402   12,560    41,106    35,363
Interest expense (income), net       419      168     1,117       (80)
                                --------- -------- --------- ---------

    Income before taxes           10,604    9,386    25,976    23,237

Provision for income taxes         3,923    3,330     9,663     8,301
                                --------- -------- --------- ---------

    Net income                   $ 6,681  $ 6,056  $ 16,313  $ 14,936
                                ========= ======== ========= =========

Net income per diluted share     $  0.53  $  0.48  $   1.29  $   1.19
                                ========= ======== ========= =========

Cash dividends declared per
 share                           $  0.18  $  0.12  $   0.54  $   0.36
                                ========= ======== ========= =========

Wtd. average diluted shares
 outstanding                      12,708   12,607    12,684    12,582

SEGMENT INFORMATION:

Net sales:
--------------------------------
Book Manufacturing               $58,497  $57,700  $168,923  $155,365
Specialty Publishing              17,917   15,243    52,835    36,426
Intersegment sales                (3,003)  (2,519)   (7,699)   (6,156)
                                --------- -------- --------- ---------
    Total                        $73,411  $70,424  $214,059  $185,635

Income before taxes:
--------------------------------
Book Manufacturing               $10,147  $ 8,731  $ 23,915  $ 21,232
Specialty Publishing                 844    1,120     3,014     3,269
Stock based compensation            (375)    (359)   (1,101)   (1,055)
Intersegment profit                  (12)    (106)      148      (209)
                                --------- -------- --------- ---------
    Total                        $10,604  $ 9,386  $ 25,976  $ 23,237




                         COURIER CORPORATION
                   CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)


                                             June 30,    September 30,
ASSETS                                         2007          2006
-------------------------------------------------------- -------------

Current assets:
 Cash and cash equivalents                   $     1,345   $     1,483
 Accounts receivable                              46,832        46,002
 Inventories                                      40,304        29,565
 Deferred income taxes                             3,886         3,703
 Other current assets                              1,953         1,110
                                           ------------- -------------
  Total current assets                            94,320        81,863

Property, plant and equipment, net                92,926        85,248
Goodwill and other intangibles                    68,290        69,097
Prepublication costs                              10,303         9,327
Other assets                                       1,752         1,653
                                           ------------- -------------

  Total assets                               $   267,591   $   247,188
                                           ============= =============


LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------

Current liabilities:
 Current maturities of long-term debt        $        88   $        88
 Accounts payable                                 15,203        15,778
 Accrued taxes                                       558         3,362
 Other current liabilities                        16,073        16,462
                                           ------------- -------------
  Total current liabilities                       31,922        35,690

Long-term debt                                    27,251        17,222
Deferred income taxes                             10,116         8,913
Other liabilities                                  3,089         3,037
                                           ------------- -------------

  Total liabilities                               72,378        64,862
                                           ------------- -------------

  Total stockholders' equity                     195,213       182,326
                                           ------------- -------------

  Total liabilities and stockholders'
   equity                                    $   267,591   $   247,188
                                           ============= =============




                         COURIER CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
                        (Dollars in thousands)


                                                For the Nine Months
                                                        Ended
                                              ------------------------
                                               June 30,     June 24,
                                                 2007         2006
                                              -----------  -----------

Operating Activities:
  Net income                                  $   16,313   $   14,936
  Adjustments to reconcile net income to
  cash provided from operating activities:
    Depreciation and amortization                 14,201       10,857
    Stock based compensation                       1,101        1,055
    Deferred income taxes                          1,351        1,236
    Changes in working capital                   (16,305)      (4,827)
    Other, net                                      (173)        (153)
                                              -----------  -----------

Cash provided from operating activities           16,488       23,104
                                              -----------  -----------

Investment Activities:
   Capital expenditures                          (17,920)     (14,821)
   Business acquisitions, net of cash acquired         -      (51,164)
   Prepublication costs                           (4,327)      (2,737)
                                              -----------  -----------

Cash used for investment activities              (22,247)     (68,722)
                                              -----------  -----------

Financing Activities:
   Long-term borrowings, net                      10,029       16,793
   Cash dividends                                 (6,745)      (4,439)
   Proceeds from stock plans                       1,806          936
   Excess tax benefits from stock based
    compensation                                     531            -
                                              -----------  -----------

Cash provided from financing activities            5,621       13,290
                                              -----------  -----------

Decrease in cash and cash equivalents               (138)     (32,328)

Cash and cash equivalents at the beginning of
 the period                                        1,483       34,038
                                              -----------  -----------

Cash and cash equivalents at the end of the
 period                                       $    1,345   $    1,710
                                              ===========  ===========

Non-GAAP measures - EBITDA:
   Net income                                 $   16,313   $   14,936
   Provision for income taxes                      9,663        8,301
   Interest expense (income), net                  1,117          (80)
   Depreciation and amortization                  14,201       10,857
                                              -----------  -----------
EBITDA                                        $   41,294   $   34,014
                                              ===========  ===========

    CONTACT: Courier Corporation
             James F. Conway III, 978-251-6000
             Chairman, President and Chief Executive Officer or
             Robert P. Story, Jr., 978-251-6000
             Executive Vice President and Chief Operating Officer www.courier.com